            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            ---------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 10, 2005 relating to the consolidated financial statements of Wood Resources LLC, which appears in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 2, 2005 relating to the financial statements of the
Olympic Operations of the Simpson Timber Company, which appears in such
Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 2, 2005 relating to the combined financial statements of the Chester, S.C. Plywood and Lumber Complex and the Moncure, N.C. Plywood Mill
(the "Southeast Operations") of Weyerhaeuser Company, which appears in such
Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 7, 2005 relating to the balance sheet of Wood Resources
LP, which appears in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 7, 2005 relating to the balance sheet of Wood MLP GP LLC, which appears in such Registration Statement.

We also consent to the references to us under the heading "Experts" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
November 10, 2005